CERTIFICATIONS

I, David C. Fondrie, Chief Executive Officer of Heartland Group, Inc. (the “Registrant”), certify that to the best of my knowledge:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David C. Fondrie
David C. Fondrie
Chief Executive Officer

Date:	August 20, 2009

I, Christine A. Johnson, Treasurer & Principal Accounting Officer of Heartland Group, Inc. (the “Registrant”), certify that to the best of my knowledge:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Christine A. Johnson
Christine A. Johnson
Treasurer & Principal Accounting Officer

Date:	August 20, 2009